SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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Date of report (Date of earliest event reported): February 28, 2008

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 7.01. Regulation FD Disclosure

On February 28, 2008, USA Technologies, Inc. held its annual meeting of shareholders. The full text of the speech of George R. Jensen, Jr., Chief Executive Officer and Chairman, presented at the meeting is attached as an Exhibit to this Current Report on Form 8-K.

Statements in the Exhibit that are not strictly historical are "forward looking" statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions, and speak only as of February 28, 2008, the date of the presentation. USA Technologies does not assume any obligation to update such information in the future. USA Technologies' actual results in the future may differ materially from those projected in the forward looking statements due to risks and uncertainties that exist in USA Technologies' operations and business environment, including but not limited to, those risks and uncertainties set forth in the Company’s Form 10-K for the fiscal year ended June 30, 2007.

ITEM 9.01

(c) Financial Statements and Exhibits

The following Exhibit is filed with this Form 8-K:

Exhibit No.	Description of Exhibit

99.1	Speech of George R. Jensen, Jr., Chief Executive Officer and Chairman

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.
	By:	/s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chief Executive Officer
Dated: February 28, 2008

Index to Exhibits

Exhibit No.	Description of Exhibit

99.1	Speech of George R. Jensen, Jr., Chief Executive Officer and Chairman